UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2012

(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	000-31207	39-2004336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address and zip code of principal executive offices)

(414) 354-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Bank Mutual Corporation (the “Company”) held its 2012 Annual Meeting of Shareholders on May 7, 2012. The shareholders (i) elected three members of the Company’s Board of Directors to serve until the Annual Meeting in the year 2015; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors for 2012; and (iii) approved, in an advisory vote, the compensation of the Company’s named executive officers. There were 46,326,484 outstanding shares eligible to vote as of March 1, 2012, the record date for the 2012 Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the Annual Meeting in the year 2015, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below*:

Director	Votes For*	Votes Withheld	Broker Non-Votes

Thomas H. Buestrin	32,557,907	1,896,869	5,708,200
Michael T. Crowley, Jr.	32,379,505	2,075,271	5,708,200
William J. Mielke	32,421,829	2,032,947	5,708,200

The terms of office for the following directors continue until the Annual Meeting in the year set forth below:

Director	Term	Director	Term

David A. Baumgarten	2014	Richard A. Brown	2013
David C. Boerke	2014	Mark C. Herr	2013
Thomas J. Lopina, Sr.	2014	J. Gus Swoboda	2013
Robert B. Olson	2014

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors for 2012 received the following votes:

Votes for approval:	38,810,161
Votes against:	921,241
Abstentions:	431,573

The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the Proxy Statement, received the following votes:

Votes for approval:	27,993,032
Votes against:	5,974,570
Abstentions:	487,172
Broker Non-Votes:	5,708,200

*    *    *     *      *

*Total votes cast for each nominee or matter, together with broker non-votes, may vary due to the rounding of fractional share interests.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2012	BANK MUTUAL CORPORATION
(Registrant)

	By:	/s/ Michael W. Dosland
Michael W. Dosland
Senior Vice President and
Chief Financial Officer

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